                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-63117
                      SUPPLEMENT NO. 1 DATED MARCH 1, 1999
                     TO PROSPECTUS DATED NOVEMBER 23, 1998
                           RELATED TO $250,000,000 OF
                       4% CONVERTIBLE SUBORDINATED NOTES
                               DUE JUNE 15, 2005
                                      AND
                       9,467,450 SHARES OF COMMON STOCK,
                         $.001 PAR VALUE PER SHARE, OF
                               BEA SYSTEMS, INC.

                        SEE "RISK FACTORS" BEGINNING ON
                     PAGE 8 OF THE ACCOMPANYING PROSPECTUS
                    FOR A DISCUSSION OF CERTAIN FACTORS THAT
                 SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

  All capitalized terms used but not defined herein shall have the meanings prescribed in the Prospectus dated November 23, 1998, forming a part of the Registration Statement on Form S-3, File No. 333-63117. This Prospectus Supplement is incorporated by reference into the Prospectus and should be read in conjunction with the Prospectus. Any cross references in this Supplement refer to portions of the Prospectus.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMNED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The following information amends, restates and updates the information found on pages 16-20 of the Prospectus under the caption "Selling Securityholders" based upon certain information received, and relied upon, by the Company through February 26, 1999 as to the security ownership of the Selling
Securityholders:

                                                               SHARES BENEFICIALLY
                                                                   OWNED AFTER
                           SHARES BENEFICIALLY                    COMPLETION OF
                         OWNED PRIOR TO OFFERING                 OFFERING(1)(3)
                         ------------------------              -----------------------
                                      PERCENTAGE    SHARES                 PERCENTAGE
SELLING SECURITYHOLDERS    NUMBER     OF CLASS(2)   OFFERED    NUMBER       OF CLASS
-----------------------  -----------  ----------- -----------  ---------   -----------
Tribech Investments LLC      643,786      1.1%        643,786                        **
                         $17,000,000*     6.8%    $17,000,000*          0            **
Deutsche Bank A.G.           537,372       **         537,372                        **
                         $14,190,000*     5.7%    $14,190,000*          0            **
Goldman, Sachs & Co.         447,159       **         447,159                        **
                         $12,600,000*     5.0%    $12,600,000*          0            **
Daiwa Europe Limited         435,502       **         435,502                        **
                         $11,500,000*     4.6%    $11,500,000*          0            **
CFW-C, L.P.                  397,632       **         397,632                        **
                         $10,500,000*     4.2%    $10,500,000*          0            **
Deutsche Bank                378,698       **         378,698                        **
 Securities, Inc.
                         $10,000,000*     4.0%    $10,000,000*          0            **
IDS Life Aggressive          378,698      **          378,698                     **
 Growth Fund
                         $10,000,000*     4.0%    $10,000,000*          0            **

NMS Services, Inc.           378,698      **          378,698                        **
                         $10,000,000*     4.0%    $10,000,000*          0            **

BNP Arbitrage SNC            356,922      **          356,922                        **
                          $9,425,000*     3.8%     $9,425,000*          0            **


                                                                    SHARES BENEFICIALLY
                                                                        OWNED AFTER
                           SHARES BENEFICIALLY                         COMPLETION OF
                         OWNED PRIOR TO OFFERING                      OFFERING(1)(3)
                         -------------------------------            -----------------------
                                           PERCENTAGE     SHARES                PERCENTAGE
SELLING SECURITYHOLDERS    NUMBER         OF CLASS(2)    OFFERED    NUMBER       OF CLASS
-----------------------  ---------------  ------------------------  ---------   -----------
Fidelity Financial               284,023         **        284,023                        **
 Trust: Fidelity
 Convertible Securities       $7,500,000*          3.0% $7,500,000*          0            **

State of Oregon Equity           268,875         **        268,875                        **
                              $7,100,000*          2.8% $7,100,000*          0            **

Commonwealthlife                 246,153         **        246,153                        **
 Insurance Comp.
 (Teamsters-
 Camden Non-Enhanced)         $6,500,000*          2.6% $6,500,000*          0            **

Highbridge Capital               246,153         **        246,153                        **
 Corporation
                              $6,500,000*          2.6% $6,500,000*          0            **

Delta Airlines Inc.              242,366         **        242,366                        **
 Retirement Plan
                              $6,400,000*          2.6% $6,400,000*          0            **

BancBoston Robertson             227,218         **        227,218                        **
 Stephens
                              $6,000,000*          2.4% $6,000,000*          0            **

Susquehanna Capital              227,218         **        227,218                        **
 Group
                              $6,000,000*          2.4% $6,000,000*          0            **

CA Public Employee's             208,283         **        208,283                        **
 Retirement System
                              $5,500,000*          2.2% $5,500,000*          0            **

St. Albans Partners              189,349         **        189,349                        **
 Ltd.
                              $5,000,000*          2.0% $5,000,000*          0            **

The Travelers Indemnity          183,971         **        183,971                        **
 Company
                              $4,858,000*          1.9% $4,858,000*          0            **

Chase Manhattan NA,              175,526         **        175,526                        **
 Trustee for
 IBM Retirement Plan          $4,635,000*          1.8% $4,635,000*          0            **
  dated 12/18/45

BT Holdings (New York),          170,414         **        170,414                        **
 Inc.
                              $4,500,000*          1.8% $4,500,000*          0            **

Argent Classic                   160,946         **        160,946                        **
 Convertible
 Arbitrage Fund L.P. .        $4,250,000*          1.7% $4,250,000*          0            **

Peoples Benefit Life             151,479         **        151,479                        **
 Insurance
Company                       $4,000,000*          1.6% $4,000,000*          0            **

State of Oregon/SAIF             151,479         **        151,479                        **
 Corporation
                              $4,000,000*          1.6% $4,000,000*          0            **

Shepherd Investments             142,011         **        142,011                        **
 International, Ltd.
                              $3,750,000*          1.5% $3,750,000*          0            **

Stark International              142,011         **        142,011                        **
                              $3,750,000*          1.5% $3,750,000*          0            **

State of Connecticut             127,242         **        127,242                        **
 Combined Investment
 Funds
                              $3,360,000*          1.3% $3,360,000*          0            **

Argent Classic                   126,863         **        126,863                        **
 Convertible
 Arbitrage Fund               $3,350,000*          1.3% $3,350,000*          0            **
  (Bermuda) L.P.
Allstate Insurance               113,609            **     113,609                        **
 Company
                              $3,000,000*          1.2% $3,000,000*          0            **
Offense Group                    113,609            **     113,609                        **
 Associates, L.P.
                              $3,000,000*          1.2% $3,000,000*          0            **
Yield Strategies Fund            113,609            **     113,609                        **
 II, LP
                              $3,000,000*          1.2% $3,000,000*          0            **

                                                                    SHARES BENEFICIALLY
                                                                        OWNED AFTER
                           SHARES BENEFICIALLY                         COMPLETION OF
                         OWNED PRIOR TO OFFERING                      OFFERING(1)(3)
                         -------------------------------            -----------------------
                                           PERCENTAGE     SHARES                PERCENTAGE
SELLING SECURITYHOLDERS    NUMBER         OF CLASS(2)    OFFERED    NUMBER       OF CLASS
-----------------------  ---------------  ------------------------  ---------   -----------
Chrysler Corporation             110,390            **     110,390                        **
 Master
 Retirement Fund              $2,915,000*          1.2% $2,915,000*          0            **
Minnesota Mutual Life            109,822            **     109,822                        **
 Insurance Company
                              $2,900,000*          1.2% $2,900,000*          0            **
OCM Convertible Trust            109,065            **     109,065                        **
                              $2,880,000*          1.1% $2,880,000*          0            **
Bankers Trust, Trustee           103,005            **     103,005                        **
 for Chrysler Corp
 Emp #1 Pension Plan          $2,720,000*          1.1% $2,720,000*          0            **
  dated 4/1/89
PRIM Board                       101,301            **     101,301                        **
                              $2,675,000*          1.1% $2,675,000*          0            **
Investcorp -- SAM Fund           100,354            **     100,354                        **
 Limited
                              $2,650,000*          1.1% $2,650,000*          0            **
Vanguard Convertible              99,976            **      99,976                        **
 Securities Fund, Inc.
                              $2,640,000*          1.1% $2,640,000*          0            **
Golden Rule Insurance             98,461            **      98,461                        **
 Company
                              $2,600,000*          1.0% $2,600,000*          0            **
Ramius Fund Ltd.                  94,674            **      94,674                        **
                              $2,500,000*          1.0% $2,500,000*          0            **
Convertible Fund                  88,085            **      88,085                        **
                              $2,326,000*           **  $2,326,000*          0            **
Lincoln National                  77,065            **      77,065                        **
 Convertible Securities
 Fund
                              $2,035,000*           **  $2,035,000*          0            **
Hamilton Global                   75,739            **      75,739                        **
 Investors Limited
                              $2,000,000*           **  $2,000,000*          0            **
San Diego County                  74,717            **      74,717                        **
 Convertible
                              $1,973,000*           **  $1,973,000*          0            **
The Travelers Insurance           69,188            **      69,188                        **
 Company
                              $1,827,000*           **  $1,827,000*          0            **
Arkansas PERS                     65,325            **      65,325                        **
                              $1,725,000*           **  $1,725,000*          0            **
Raytheon Company Master           58,698            **      58,698                        **
 Pension Trust
                              $1,550,000*           **  $1,550,000*          0            **
Providian Life & Health           56,804            **      56,804                        **
 (Camden)
                              $1,500,000*           **  $1,500,000*          0            **
The Retail Clerks                 56,804            **      56,804                        **
 Pension Plan
                              $1,500,000*           **  $1,500,000*          0            **
State Street Bank                 54,153            **      54,153                        **
 Custodian for GE
 Pension Trust
                              $1,430,000*           **  $1,430,000*          0            **
Delaware PERS                     53,017         **         53,017                     **
                              $1,400,000*        **     $1,400,000*          0         **

Delta Air Lines Master            51,502         **         51,502                     **
 Trust
                              $1,360,000*        **     $1,360,000*          0         **

Gryphon Domestic III,             49,230         **         49,230                     **
 LLC
                              $1,300,000*        **     $1,300,000*          0         **

Delta Airlines Master             46,390         **         46,390                     **
 Trust
                              $1,225,000*        **     $1,225,000*          0         **


                                                                     SHARES BENEFICIALLY
                                                                         OWNED AFTER
                             SHARES BENEFICIALLY                        COMPLETION OF
                           OWNED PRIOR TO OFFERING                     OFFERING(1)(3)
                           -------------------------------           -----------------------
                                             PERCENTAGE    SHARES                PERCENTAGE
 SELLING SECURITYHOLDERS     NUMBER         OF CLASS(2)   OFFERED    NUMBER       OF CLASS
 -----------------------   ---------------  -----------------------  ---------   -----------
 Port Authority of                  39,763         **        39,763                     **
  Allegheny County
  Retirement & Disability       $1,050,000*        **    $1,050,000*          0         **
   Allowance
  Plan for Employees
   Represented by
  Local 85 of the
   Amalgamated
  Transit Union

 Starvest Combined                  39,763         **        39,763                     **
  Portfolio
                                $1,050,000*        **    $1,050,000*          0         **

 State Employees'                   39,195         **        39,195                     **
  Retirement Fund
  of the State of               $1,035,000*        **    $1,035,000*          0         **
   Delaware

 Allegheny Teledyne Inc.            37,869         **        37,869                     **
  Pension
 Plan                           $1,000,000*        **    $1,000,000*          0         **

 BT Alex. Brown                     37,869         **        37,869                     **
                                $1,000,000*        **    $1,000,000*          0         **

 Duckbill & Co.                     37,869         **        37,869                     **
                                $1,000,000*        **    $1,000,000*          0         **

 Hamilton Partners                  37,869         **        37,869                     **
  Limited
                                $1,000,000*        **    $1,000,000*          0         **

 NationsBanc Montgomery             37,869         **        37,869                     **
  Securities
  LLC                           $1,000,000*        **    $1,000,000*          0         **

 The Northwest Mutual               37,869         **        37,869                     **
  Life
  Insurance Company             $1,000,000*        **    $1,000,000*          0         **
   (General
  Account)

 Yield Strategies Fund I,           37,869         **        37,869                     **
  LP
                                $1,000,000*        **    $1,000,000*          0         **

 The Dow Chemical Company           33,136         **        33,136                     **
  Employees' Retirement           $875,000*        **      $875,000*          0         **
   Plan

 AIG/National Union Fire            30,295         **        30,295                     **
  Insurance-
  FRIC                            $800,000*        **      $800,000*          0         **

 National Steel Corp.               26,508         **        26,508                     **
                                  $700,000*        **      $700,000*          0         **

 San Diego City                     24,274         **        24,274                     **
  Retirement
                                  $641,000*        **      $641,000*          0         **

 ICI American Holdings              22,721         **        22,721                     **
  Pension
                                  $600,000*        **      $600,000*          0         **

 Zeneca Holdings Pension            22,721         **        22,721                     **
  Trust
                                  $600,000*        **      $600,000*          0         **

 Champion International             19,881         **        19,881                     **
  Corporation

  Master Retirement Trust         $525,000*        **      $525,000*          0         **
 Wake Forest University             19,124            **     19,124                        **
                           $       505,000*           ** $  505,000*          0            **
 D.E. Shaw Securities LP            18,934            **     18,934                        **
                           $       500,000*           ** $  500,000*          0            **
 Donaldson, Lufkin &                18,934            **     18,934                        **
  Jenrette Securities
  Corporation
                           $       500,000*           ** $  500,000*          0            **
 Glacier Water Services,            18,934            **     18,934                        **
  Inc.
                           $       500,000*           ** $  500,000*          0            **
 Ramius, L.P.                       18,934            **     18,934                        **
                           $       500,000*           ** $  500,000*          0            **

                                                                   SHARES BENEFICIALLY
                                                                       OWNED AFTER
                             SHARES BENEFICIALLY                      COMPLETION OF
                           OWNED PRIOR TO OFFERING                   OFFERING(1)(3)
                           ------------------------------          -----------------------
                                            PERCENTAGE    SHARES               PERCENTAGE
 SELLING SECURITYHOLDERS     NUMBER         OF CLASS(2)  OFFERED   NUMBER       OF CLASS
 -----------------------   --------------  ----------------------  ---------   -----------
 RJR Nabisco, Inc.                 15,147             **   15,147                        **
  Defined Benefit Master
  Trust
                           $      400,000*            ** $400,000*          0            **
 Partner Reinsurance               13,254             **   13,254                        **
  Company, Ltd.
                           $      350,000*            ** $350,000*          0            **
 SPT                               12,307             **   12,307                        **
                           $      325,000*            ** $325,000*          0            **
 Nalco Chemical Company            11,360             **   11,360                        **
                           $      300,000*            ** $300,000*          0            **
 Walker Art Center                 10,035             **   10,035                        **
                           $      265,000*            ** $265,000*          0            **
 Apeggio Fund, LP                   9,467             **    9,467                        **
                           $      250,000*            ** $250,000*          0            **
 The Northwestern Mutual            9,467             **    9,467                        **
  Life Insurance Company
  (Group
  Annuity Separate         $      250,000*            ** $250,000*          0            **
   Account)
 Engineers Joint Pension            8,520             **    8,520                        **
  Fund
                           $      225,000*            ** $225,000*          0            **
 United Food and                    8,520             **    8,520                        **
  Commercial Workers
  Local 1262 and
  Employers Pension Fund   $      225,000*            ** $225,000*          0            **
 Franklin & Marshall                8,142             **    8,142                        **
  College
                           $      215,000*            ** $215,000*          0            **
 The Travelers Life &               8,142             **    8,142                        **
  Annuity Company
                           $      215,000*            ** $215,000*          0            **
 Univar Corporation                 6,437             **    6,437                        **
                           $      170,000*            ** $170,000*          0            **
 Baptist Health                     4,923             **    4,923                        **
                           $      130,000*            ** $130,000*          0            **
 Dunham & Assoc. Fund III           4,923             **    4,923                        **
                           $      130,000*            ** $130,000*          0            **
 Associated Electric &              3,786             **    3,786                        **
  Gas Insurance Services
  Limited
                           $      100,000*            ** $100,000*          0            **
 The Travelers Series               3,786             **    3,786                        **
  Trust Convertible Bond
  Portfolio
                           $      100,000*            ** $100,000*          0            **
 Boston Museum of Fine              2,423             **    2,423                        **
  Art
                           $       64,000*            ** $ 64,000*          0            **
 Kettering Medical Center           1,514             **    1,514                        **
  Funded Depreciation
  Account
                           $       40,000*            ** $ 40,000*          0            **
 The Fondren Foundation             1,136             **    1,136                        **
                           $       30,000*            ** $ 30,000*          0            **
 Island Holdings, Inc.                946             **      946                        **
                           $       25,000*            ** $ 25,000*          0            **
 Inland Foundation Inc.               378             **      378                        **
                           $       10,000*            ** $ 10,000*          0            **
 Dunham & Assoc. Fund II              227             **      227                        **
                           $        6,000*            ** $  6,000*          0            **
 BS Debt Income Fund--                189             **      189                        **
  Class A
                           $        5,000*            ** $  5,000*          0            **

--------
*  Amount of Notes
** Less than one percent
(1) Share amounts assume conversion of the Notes, at an assumed conversion rate of 37.8698 shares per $1,000 principal amount of Notes.
(2) Based upon approximately 57,513,000 shares of voting Common Stock and an aggregate amount of $250,000,000 of Notes outstanding as of October 31, 1998. Does not include 17,823,550 shares of non-voting Class B Common Stock. Percentages represent percentages of the class of security indicated.
(3) Assumes offer and sale of all Securities, although Selling Securityholders are not obligated to sell any Securities.

  Because the Selling Securityholders may, pursuant to the Prospectus and Prospectus Supplement, offer all or some portion of the Notes they presently hold, no estimate can be given as to the amount of the Notes that will be held by the Selling Securityholders upon termination of any such sales. In addition, the Selling Securityholders identified in this Prospectus Supplement or the Prospectus may have sold, transferred or otherwise disposed of all or a portion of their Notes since the date on which they provided the information regarding their Notes, and requested registration thereof, in transactions exempt from the registration requirements of the Securities Act. Accordingly, since certain other Selling Securityholders may have purchased such Notes and also requested registration thereof, the aggregate amount of Securities listed under the caption "Selling Securityholders" in the Prospectus and Prospectus Supplement may exceed the total amount of Securities issued or issuable by the Company. See "Plan of Distribution."

  The Company may from time to time, in accordance with the Registration Rights Agreement, include additional Selling Securityholders or update the amount of securities held by Selling Securityholders in future supplements to the Prospectus.